Exhibit 10.7

FIRST AMENDMENT TO

LEASE AGREEMENT

This First Addendum to Lease Agreement (the “First Amendment”) is entered into this  25   day of  July         , 2003 by and between Griffin Properties, LLC, a California limited liability company (“Landlord”) and 1st Pacific Bank of California, a California Corporation (“Tenant”), and is made with reference to the following facts and objectives:

R E C I T A L S

A.            Landlord and Tenant have previously entered into that certain Lease Agreement dated April 18, 2003 (the “Lease”) whereby Tenant agreed to lease from Landlord, and Landlord agreed to lease to Tenant, certain premises commonly known as 8889 Rio San Diego Drive, Suite     , San Diego, California (the “Premises”), and being more particularly described in the Lease.

B.            Landlord and Tenant desire to amend the terms of the Lease in accordance with the terms of this First Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      Premises:  The parties agree that Section 1.2 of the Lease is hereby amended to provide that, for all purposes of the Lease, the size of the Premises is hereby deemed to be Three Thousand Nine Hundred Four (3,904) rentable square feet.

2.                                      Base Rent:  Section 1.8 is hereby modified by adding the following Base Rent schedule thereto, which indicates the Base Rent which is payable by Tenant throughout the Term:

Monthly
Months	Base Rent

01-12	$9,955.20
13-24	$10,253.86
25-36	$10,561.47
37-48	$10,878.32
49-60	$11,204.67
61-72	$11,540.81
73-84	$11,887.03
85-96	$12,243.64
97-108	$12,610.95
109-120	$12,989.28

3.                                      First Month’s Rent:  Pursuant to Section 1.10, Tenant paid to Landlord, on the execution of the Lease, an amount equal to Seven Thousand One Hundred Seventeen and 05/100 Dollars ($7,117.05) on account of the first month’s Base Rent.  Tenant agrees to pay to Landlord, concurrent with the execution of this First Amendment, the sum of Two Thousand Eight Hundred Thirty-eight and 15/100 Dollars ($2,838.15) to fully pay Landlord for the first month’s Base Rent.

4.                                      Tenant Allowance:  Section 1.15 is hereby amended to provide that the maximum Tenant Improvement Allowance to be paid by Landlord shall be One Hundred Sixty-three Thousand Nine Hundred Sixty-eight and 00/100 Dollars ($163,968.00).

5.                                      Refurbishment Allowance:  Section 1.16 is hereby amended to provide that the maximum amount to be paid to Tenant pursuant to Section 1.16 is Eleven Thousand Seven Hundred Twelve and 00/100 Dollars ($11, 712.00).

6.                                      Remaining Provisions Unchanged:  Except as specifically provided in this First Amendment, all other provisions of the Lease shall remain in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date and year first above written.

Griffin Properties, LLC, a California		1st Pacific Bank of California, a
limited liability company		California Corporation

By:	/s/ Gary Beyler	By:	/s/ James Burgess
	Gary Beyler, Member	Title:	EVP & CFO